UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 19, 2015 (March 19, 2015)

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52752
(Commission File No.)

9550 South Eastern Avenue
Suite 253
Las Vegas, Nevada   89123
(Address of principal executive offices and Zip Code)

(702) 818-1775
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

On March 19, 2015, we entered into agreements with approximately 36 of our creditors and issued 59,848,981 restricted shares of our common stock to the creditors in consideration of the creditors cancelling $3,067,227.39 in debt.

Of the foregoing issued shares of common stock as follows:

(1) 56,917,140 restricted shares of common stock were issued to 29 non-US persons in consideration of the cancellation of debt in the amount of $2,858,272.68.  We relied upon the exemption from registration contained in Reg. S of the Securities Act of 1933, as amended (the "Act") for the foregoing transactions.  In each instance the transaction took place with a non-US outside the United States of America; and,

(2) 2,931,841 restricted shares of common stock were issued to seven U.S. persons in consideration of the cancellation of debt in the amount of $208,954.71.  We relied upon the exemption from registration contained in Section 4(a)(2) of the Act for the foregoing transactions.  In each instance the creditor was furnished with the same information that could be found in Part I of a Form S-1 registration statement and such creditor was a "sophisticated investor" as that term is defined in SEC rules and decisions of the SEC and federal courts.

We are in the process of delivering stock certificates for the foregoing transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of March 2015.

SILVER STEAM MINING CORP.

BY:	TERRENCE BYBERG
Terrence Byberg, President